UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 18, 2014
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-08733	85-0212139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 West Wetmore Road, Suite 203 Tucson, Arizona	85705
(Address of principal executive offices)	(Zip Code)

520-292-0266
Registrant's telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
1.03	Bankruptcy or Receivership
9.01	Financial Statements and Exhibits

2.

Item 1.03       Bankruptcy or Receivership

On November 18, 2014, Nedbank Limited ("Nedbank"), the principal secured lender under the $52 million secured loan facility granted to Nord Resources Corporation, has appointed Christopher G. Linscott (the "Receiver") of Keegan, Linscott & Kenon, PC as the receiver of all of Nord's real and personal property (the "Property"), as more specifically described in the relevant secured loan documents, and in connection with Nord's business operations at its Johnson Camp Mine in Cochise County, Arizona.

The appointment of the Receiver, which has been agreed to by Nord, is authorized by Order of the Superior Court of Arizona, Pima County (Case No. C20146008), made pursuant to Arizona Revised Statutes §§ 12-1241 and 12-1242, and Rule 66, Arizona Rules of Civil Procedure. The Receiver has been granted all of the rights and powers available to receivers at common law and in equity in Arizona, and has been empowered to take immediate possession, custody, and control of all the Property, including all real, personal, tangible and intangible property, owned by Nord or in which Nord has an interest or in connection with Nord's business operations. The Receiver is authorized and is entitled to exercise all of Nord's rights in any and all Property in which Nord has an interest and in connection with Nord's business operations.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits
Exhibit No.	Exhibit
99.1	News release dated November 24, 2014**

**       Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORD RESOURCES CORPORATION
DATE: November 24, 2014	By: /s/ Wayne M. Morrison Wayne M. Morrison Chief Financial Officer

3.